Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM JAPAN OR ANY OTHER JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

30 January 2010

Kraft Foods Inc.

Offer Update – further information in relation to dealing facilities

Kraft Foods Inc. (“Kraft Foods”) announces further details about the dealing facilities that will be available to accepting Cadbury Securityholders who hold their Cadbury Shares or Cadbury ADSs in certificated form (that is, who hold a share certificate or an ADS certificate) following completion of the recommended final* offer for Cadbury plc announced on 19 January 2010 (the “Final Offer”).

In addition, Cadbury Securityholders are encouraged to accept the Final Offer as soon as possible and, in any event, so that their acceptances are received no later than 1.00 p.m. (London time) / 8.00 a.m. (New York City time) on 2 February 2010.

UPDATE ON THE DEALING FACILITIES

As described in the Final Offer documentation (but not the US offer documentation), and in the announcement made by Kraft Foods on 22 January 2010, dealing facilities will be available to accepting Cadbury Securityholders who hold their Cadbury Shares or Cadbury ADSs in certificated form.

DRS Dealing Facility

Accepting Cadbury Shareholders in jurisdictions other than CSN Permitted Jurisdictions (including the United States and Australia) who hold their Cadbury Shares in certificated form will hold their New Kraft Foods Shares through the Kraft Foods’ Direct Registration System (the “DRS”). Similarly, accepting Cadbury ADS Holders who hold their Cadbury ADSs in certificated form will also hold their New Kraft Foods Shares through the DRS.

As noted in the announcement made by Kraft Foods on 22 January, certain charges would be incurred by Cadbury Securityholders wishing to trade out of their DRS entitlements to New Kraft Foods Shares into cash by using the Wells Fargo dealing facility (the “DRS Dealing Facility”).

Kraft Foods is pleased to announce that it will cover the fees that would have been charged to DRS holders using the DRS Dealing Facility, in respect of their first sale, provided such sale is effected within six weeks of the relevant accepting Cadbury Securityholder being issued with the statement of ownership detailing the number of New Kraft Foods Shares he holds through the DRS following his acceptance of the Final Offer.

CSN Dealing Facility

Accepting Cadbury Shareholders in the jurisdictions listed in the definition of “CSN Permitted Jurisdiction” in the Original Offer Document (including the United Kingdom and Ireland) will be issued Kraft Foods CDIs, which represent an entitlement to the underlying New Kraft Foods Shares. As the Kraft Foods CDIs can only be held through CREST, Kraft Foods will arrange for Computershare to hold these CDIs in a CSN Facility on behalf of accepting Cadbury Shareholders who hold their Cadbury Shares in certificated form.

Kraft Foods confirms that it will also cover the fees that would have been charged to holders of Kraft Foods CDIs using the dealing facility that will be provided by Computershare to participants in the CSN Facility, in respect of their first sale, provided such sale is effected within six weeks of the relevant Cadbury Shareholder being issued with the statement of ownership detailing the number of Kraft Foods CDIs he holds through the CSN Facility following his acceptance of the Final Offer. This is an extension of the existing free dealing period which provided that any such dealing must be made within six weeks of the Final Offer becoming or being declared wholly unconditional.

General

The proceeds received by a Cadbury Securityholder in respect of the sale of his New Kraft Foods Shares or Kraft Foods CDIs via the dealing facilities set out above will be paid to him in the currency in which he is receiving the cash portion of the offer consideration (i.e. USD or GBP). Any fee for converting the proceeds of sale of the New Kraft Foods Shares or Kraft Foods CDIs into the relevant currency will be covered by Kraft Foods and will not be for the account of the relevant Cadbury Securityholder.

Further details of how relevant Cadbury Securityholders may participate in the dealing facilities will be sent to accepting Cadbury Securityholders in the pack of information they will receive together with their Final Offer consideration. The terms and conditions of the DRS Dealing Facility may also be obtained by calling the US Information Agent toll-free in the United States at (800) 868-1391, or from outside the United States at (212) 806-6859.

Cadbury Securityholders who do not hold their Cadbury Shares or Cadbury ADSs in certificated form may avail themselves of the limited fee waiver described above by converting their Cadbury Shares or Cadbury ADSs into certificated form and accepting the Offer by following the relevant procedures set forth in the Offer Documentation. Any Cadbury Securityholder who has already accepted the Offer with respect to his uncertificated Cadbury Shares or Cadbury ADSs and would like to avail himself of the limited fee waiver must first withdraw them in the manner described in Offer Documentation. However, the cost incurred by a Cadbury Securityholder in converting his Cadbury Shares or Cadbury ADSs into certificated form may exceed the amount that he would save by taking advantage of the limited fee waiver.

Capitalised terms used in this announcement shall have the meaning given to them in the Offer Documentation.

*The Offer is final and will not be increased, except that Kraft Foods reserves the right to increase the Offer if there is an announcement of an offer or a possible offer for Cadbury by a third party offeror or potential offeror.

This announcement will be available on Kraft Foods’ website (www.transactioninfo.com/kraftfoods/) by no later than 12 noon (London time) / 7.00 a.m. (New York City time) on 1 February 2010.

This announcement does not constitute, and must not be construed as, an offer to sell or an invitation to purchase or subscribe for any securities or the solicitation of an offer to purchase or subscribe for any securities, pursuant to the Offer or otherwise. The Offer is being made by the Original Offer Documents, the Final Offer Documents and the accompanying documentation (the “Offer Documentation”). Cadbury Securityholders who accept the Offer may rely only on the Offer Documentation for all the terms and conditions of the Offer.

This announcement is not a prospectus for the purposes of the EU Prospectus Directive. Cadbury Securityholders in the EU should not tender their shares except on the basis of information in the prospectus published pursuant to the EU Prospectus Directive on Kraft Foods’ website (as supplemented from time to time). In making their decision whether or not to accept the Offer, Cadbury Securityholders who are South African residents will need to take into account the Excon Regulations, and consider whether or not their acceptance of the Offer and their subsequent receipt of consideration for their Cadbury Shares from Kraft Foods, whether in the form of cash and/or New Kraft Foods Shares, will be in compliance with the Excon Regulations.

The release, publication or distribution of this announcement and any other Offer-related documentation in jurisdictions other than the UK, the US, Canada, France, Ireland or Spain, and the availability of the Offer to Cadbury Securityholders who are not resident in such jurisdictions may be affected by the laws or regulations of relevant jurisdictions. Therefore any persons who are subject to the laws and regulations of any jurisdiction other than the UK, the US, Canada, France, Ireland or Spain, and Cadbury Securityholders who are not resident in such jurisdictions should inform themselves of and observe any applicable requirements.

Forward-Looking Statements

This announcement contains forward-looking statements regarding the Offer. Such statements include, but are not limited to, statements about the benefits of the proposed combination and other such statements that are not historical facts, which are or may be based on Kraft Foods’ plans, estimates and projections. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Kraft Foods’ control, that could cause Kraft Foods’ actual results to differ materially from those indicated in any such forward-looking statements. Such factors include, but are not limited to, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the Offer, and the risk factors, as they may be amended from time to time, set forth in Kraft Foods’ filings with the US Securities and Exchange Commission (“SEC”), including the registration statement on Form S-4, as amended from time to time, filed by Kraft Foods in connection with the Offer, Kraft Foods’ most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this announcement, except as required by applicable law or regulation.

Additional US-related information

This announcement is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Cadbury or Kraft Foods. Kraft Foods has filed a registration statement and tender offer documents, including subsequent amendments and Cadbury has filed a solicitation/recommendation statement on Schedule 14D-9, including subsequent amendments, with the SEC in connection with the recommended Final Offer. Cadbury Shareholders who are US or Canadian residents and holders of Cadbury ADSs, wherever located, should read those filings, and any other filings made by Kraft Foods and Cadbury with the SEC in connection with the recommended Final Offer, as they contain important information. Those documents, as well as Kraft Foods’ other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Kraft Foods’ website at www.kraftfoodscompany.com.